Exhibit 99.1
DOANE PET CARE REPORTS FISCAL 2005 FOURTH QUARTER AND FULL YEAR RESULTS
Brentwood, Tennessee, March 29, 2006 — Doane Pet Care Company (the “Company”) today reported net sales and earnings results for its fiscal 2005 fourth quarter and full year. Due to the October 24, 2005 acquisition of the Company’s Parent by Ontario Teachers’ Pension Plan Board (“the Acquisition”), results for the fiscal 2005 fourth quarter and full year periods reported below are on a combined basis to include results of operations for the predecessor and successor periods as detailed below in the section titled “Note to Financial Statements and Supplemental Data Presentations.”
Quarterly Results
For the fourth quarter of fiscal 2005 on a combined basis, the Company’s net sales were $249.2 million compared to $271.0 million for the fourth quarter of fiscal 2004, a decrease of 8.0%. This decrease was primarily due to the Company’s domestic cost-sharing arrangements and the related impact of passing through lower commodity costs, as well as the impact of the previously announced discontinuation of non-manufactured product distribution in the U.S. In addition, the positive benefit of higher European sales volumes was moderated by unfavorable foreign currency exchange rate fluctuations, which had a 2.3% negative impact on total net sales.
The Company reported a net loss of $25.3 million on a combined basis for its fiscal 2005 fourth quarter compared to a net loss of $4.8 million for its fiscal 2004 fourth quarter. The Company’s loss from operations on a combined basis was $8.4 million in the 2005 period compared to income from operations of $18.2 million in the 2004 period. The positive impact of lower global commodity costs was moderated by higher fuel and natural gas costs, which impacted the Company’s transportation, packaging and certain other raw material costs. The net positive impact of these operational items was more than offset by several charges related to the Acquisition including: 1) transaction costs totaling $21.7 million; 2) a $1.8 million one time increase in cost of goods sold resulting from a fair value adjustment to inventory; and 3) increases of $1.1 million and $1.8 million in depreciation and amortization expenses, respectively, resulting from fair value adjustments to property, plant, equipment and customer intangible assets. In addition, the period-over-period change in the Company’s income from operations was impacted by a $6.0 million unfavorable change in the fair value of the Company’s derivative instruments.
Adjusted EBITDA increased 12.4%, or $3.2 million, in the 2005 fourth quarter to $29.0 million on a combined basis from $25.8 million for the 2004 fourth quarter primarily due to lower global commodity costs, partially offset by the related pass-through impact of the Company’s cost-sharing arrangements and the energy related cost pressures.
Net cash provided by operating activities was $13.7 million on a combined basis for the 2005 fourth quarter compared to net cash provided by operating activities of $28.0 million for the 2004 fourth quarter. The positive benefit of higher Adjusted EBITDA was offset by an increase in amounts due from customers in the 2005 fourth quarter compared to 2004 because of higher year end promotional activities and strong December customer order activity.
The Company believes cash flows from operating activities is the most directly comparable GAAP financial measure to the non-GAAP Adjusted EBITDA liquidity measure typically reported in its earnings releases. The calculation of Adjusted EBITDA is explained below in the section titled “Adjusted EBITDA Supplemental Information.”
Full Year Results
For fiscal 2005, the Company’s net sales decreased 5.7% to $991.6 million on a combined basis from $1.1 billion for fiscal 2004. This decrease was primarily due to the Company’s domestic cost-sharing arrangements, and the related impact of passing through lower commodity costs, and lower domestic sales volume, including the impact of the previously announced discontinuation of non-manufactured product distribution in the U.S., moderated by higher European sales volume.
The Company reported a net loss of $44.7 million on a combined basis for fiscal 2005 compared to a net loss of $45.6 million for fiscal 2004. Income from operations was $32.4 million for the current fiscal year compared to $35.1 million for fiscal 2004. The decrease in income from operations in 2005 was due to $23.4 million of transaction costs and $4.7 million in charges related to the fair value adjustments incurred in connection with the Acquisition and $8.8 million of charges related to plant closings and other cost savings initiatives. These items were moderated by lower global commodity costs in 2005 and $5.1 million in favorable litigation settlements. Fiscal 2004 results were impacted by $6.7 million of other operating expense, of which $7.0 million related to the Company’s European restructuring. In addition, the period-over-period change in the Company’s income from operations was impacted by a $2.8 million favorable change in the fair value of the Company’s derivative instruments.
Adjusted EBITDA increased 21.8%, or $18.7 million, to $104.6 million on a combined basis for fiscal 2005 from $85.9 million for fiscal 2004 principally due to lower global commodity costs, partially offset by the related pass-through impact of the Company’s domestic cost-sharing arrangements and the energy related cost pressures.
Net cash provided by operating activities was $36.9 million on a combined basis for fiscal 2005 compared to $21.3 million for fiscal 2004. The positive year over year improvement in cash flow from operating activities was due to higher Adjusted EBITDA.
The Acquisition
On October 24, 2005, pursuant to the Agreement and Plan of Merger dated August 28, 2005, Ontario Teachers’ Pension Plan Board, or OTPP, acquired beneficial ownership of substantially all of the outstanding capital stock of the Company’s Parent, Doane Pet Care Enterprises, Inc., or Parent. The purchase price associated with the Acquisition was allocated as follows:

Fair value of assets acquired:
Current assets	$173.6
Property, plant and equipment	288.5
Intangible assets	286.0
Goodwill	321.2
Other assets	26.3

Gross assets acquired	1,095.6
Liabilities assumed	(153.8)
Deferred tax liabilities, net	(93.1)

Purchase price of net assets acquired	$848.7

For further information concerning the Acquisition and the related recapitalization transactions, referred to as the Financing Transactions, please refer to the Company’s 2005 Annual Report on Form 10-K.
Comments and Outlook
Doug Cahill, the Company’s President and CEO, said, "We ended the year ahead of our performance targets and are very pleased with our operating and financial performance for both the fourth quarter and full year. With a less volatile commodities cost structure, an improved capital structure as a result of our ownership change, as well as our ongoing productivity and cost savings focus, our future business prospects remain quite strong. We are, however, exercising near term caution for the first quarter of 2006 due to the impact higher energy costs are having on our packaging, freight and other operating costs, as well as lower than planned volume due to reduced promotional activity. We are in the process of implementing price increases to alleviate the impact of these higher costs, and will see the resulting benefit of these actions beginning in the 2006 second quarter.”

Note to Financial Statements and Supplemental Data Presentations
In the accompanying consolidated financial statements and narrative, due to the Acquisition of the Company’s Parent on October 24, 2005, results for the period from January 2 through October 23, 2005 represent the predecessor period and results for the period from October 24 through December 31, 2005 represent the successor period. Results for the fiscal 2005 fourth quarter on a combined basis represent the mathematical addition of the predecessor period from October 2 through October 23, 2005 and the successor period from October 24 through December 31, 2005. Results for fiscal 2005 on a combined basis represent the mathematical addition of the predecessor period from January 2 through October 23, 2005 and the successor period from October 24 through December 31, 2005.
The approach of combining results is not consistent with GAAP and may yield results that are not strictly comparable on a period-to-period basis primarily due to the impact of required purchase accounting adjustments and the new basis of accounting established as a result of the Acquisition. The Company believes, however, that this is the most meaningful way to present its results of operations and cash flows. Such results are not indicative of what the results for the fiscal 2005 fourth quarter and full year would have been had the Acquisition not occurred.
Adjusted EBITDA Supplemental Information
Adjusted EBITDA is a non-GAAP liquidity measure presented in this press release as a supplemental disclosure to cash flows from operating activities. Management believes that Adjusted EBITDA is a useful presentation to investors in addition to GAAP cash flows from operating activities because of the significant impact working capital fluctuations can have on reported cash flows from operating activities. Management also believes Adjusted EBITDA is an analytical indicator of cash generated for purposes of assessing the Company’s ability to service its debt and fund capital expenditures. In addition, management believes that Adjusted EBITDA is of interest to the Company’s investors and lenders because it is the basis for the calculation of the financial covenant tests under the Company’s senior credit facility. The Company’s management uses Adjusted EBITDA to evaluate its business, to allocate resources and capital and to measure performance for incentive compensation purposes.
However, Adjusted EBITDA should be considered in addition to, not as a substitute for, cash flows from operating activities. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments and other charges, and to a lesser extent, income tax payments, which are not reflected in Adjusted EBITDA. The Company defines Adjusted EBITDA as cash flows from operating activities, including income from joint ventures, before interest paid, income taxes paid, changes in working capital and certain other charges. These other charges include SFAS 133 gains and losses as well as charges associated with strategic and financial initiatives, including acquisitions, divestitures, financing transactions and restructuring efforts such as plant closings.
A reconciliation of Adjusted EBITDA to GAAP net loss and GAAP cash flows from operating activities is included as a table below.
Forward-Looking Statements
All statements in this press release other than statements of historical facts, including those comments made in the section above titled “Comments and Outlook” regarding our business prospects and the impact of rising costs on our outlook, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. It is important to note that actual results could differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially include without limitation: reliance on a few customers for a large portion of the Company’s sales and its ability to maintain relationships with these customers; the Company’s exposure to, and ability to manage, its market risks relating to commodity, oil and natural gas prices, interest rates and foreign currency exchange rates; changes in demand for the Company’s products; future capital expenditures and the Company’s ability to finance these capital expenditures; the Company’s ability to make required principal and interest payments on its senior credit facility and other indebtedness and to comply with the financial covenants under its debt agreements; the Company’s business strategies and other plans and objectives for future operations; general economic and business conditions and changes in market trends; business opportunities that may be presented to and pursued by the Company from time to time; risks related to the Company’s international operations; risks related to product liability claims and product recalls; the outcome of any legal proceedings in which the Company or any of its subsidiaries may be a party; the impact of existing and new accounting pronouncements; and other factors. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company’s SEC filings, including without limitation the Company’s 2005 Annual Report on Form 10-K. The Company undertakes no obligation to update or revise the forward-looking statements for any new information, future events or otherwise. All forward-looking statements attributable to the Company are expressly qualified in their entirety by this cautionary statement.
About the Company
Doane Pet Care Company, based in Brentwood, Tennessee, is the largest manufacturer of store brand pet food and the second largest manufacturer of dry pet food overall in the United States. The Company is also a leading manufacturer of store brand pet food in Europe. The Company sells to approximately 650 customers around the world and serves many of the top pet food retailers in North America and Europe. The Company offers its customers a full range of pet food products for dogs and cats, including dry, wet, soft-dry, treats and dog biscuits. For more information about the Company, including its SEC filings and past press releases, please visit www.doanepetcare.com. However, no information contained therein shall be deemed to be a part of this press release.
CONTACT: Philip K. Woodlief, Vice President, Finance and Chief Financial Officer Tel: (615) 373-7774

DOANE PET CARE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)

	Fourth quarter
	Successor	Predecessor
	Period	Period
	October 24	October 2
	through	through	Combined
	December 31,	October 23,	basis	Predecessor
	2005	2005	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(audited)
Net sales	$196.1	$53.1	$249.2	$271.0
Cost of goods sold	162.2	43.8	206.0	222.8

Gross profit	33.9	9.3	43.2	48.2
% of net sales	17.3%	17.5%	17.3%	17.8%
Operating expenses:
Promotion and distribution	11.4	3.4	14.8	15.0
Selling, general and administrative	9.7	3.1	12.8	13.4
Amortization	2.3	0.3	2.6	0.9
Transaction costs	—	21.7	21.7	—
Other operating expenses (income), net	(0.6)	0.3	(0.3)	0.7

Income (loss) from operations	11.1	(19.5)	(8.4)	18.2
Interest expense, net	11.2	4.8	16.0	18.3
Debt extinguishments	—	—	—	4.1
Other income, net	(0.4)	(0.1)	(0.5)	(0.6)

Income (loss) before income taxes	0.3	(24.2)	(23.9)	(3.6)
Income tax expense	1.1	0.3	1.4	1.2

Net loss	$(0.8)	$(24.5)	$(25.3)	$(4.8)

Note: The information contained in the column titled “Combined Basis 2005” is a Non-GAAP presentation. Please refer to the narrative section above titled “Note to Financial Statements and Supplemental Data Presentations” for further information.

DOANE PET CARE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)

	Year ended
	Successor	Predecessor
	Period	Period
	October 24	January 2
	through	through	Combined
	December 31,	October 23,	basis	Predecessor
	2005	2005	2005	2004
	(audited)	(audited)	(unaudited)	(audited)
Net sales	$196.1	$795.5	$991.6	$1,051.2
Cost of goods sold	162.2	654.3	816.5	896.2

Gross profit	33.9	141.2	175.1	155.0
% of net sales	17.3%	17.7%	17.7%	14.7%
Operating expenses:
Promotion and distribution	11.4	46.3	57.7	56.8
Selling, general and administrative	9.7	41.5	51.2	51.8
Amortization	2.3	3.4	5.7	4.3
Transaction costs	—	23.4	23.4	0.3
Other operating expenses (income), net	(0.6)	5.3	4.7	6.7

Income from operations	11.1	21.3	32.4	35.1
Interest expense, net	11.2	61.9	73.1	72.9
Debt extinguishments	—	—	—	4.1
Other income, net	(0.4)	(0.8)	(1.2)	(1.4)

Income (loss) before income taxes	0.3	(39.8)	(39.5)	(40.5)
Income tax expense	1.1	4.1	5.2	5.1

Net loss	$(0.8)	$(43.9)	$(44.7)	$(45.6)

Note: The information contained in the column titled “Combined Basis 2005” is a Non-GAAP presentation. Please refer to the narrative section above titled “Note to Financial Statements and Supplemental Data Presentations” for further information.

DOANE PET CARE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions, except Par Value and Shares)

	Successor	Predecessor
	end of 2005	end of 2004
	(audited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$8.2	$28.8
Accounts receivable, net	105.1	112.4
Inventories	65.2	68.3
Deferred tax assets	5.4	2.4
Prepaid expenses and other current assets	8.7	7.1

Total current assets	192.6	219.0
Property, plant and equipment, net	285.0	258.1
Intangible assets	287.4	77.9
Goodwill	321.1	328.0
Other assets	23.2	18.9

Total assets	$1,109.3	$901.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3.2	$3.7
Accounts payable	80.0	102.2
Accrued liabilities	56.7	59.2

Total current liabilities	139.9	165.1

Long-term debt:
Long-term debt, excluding current maturities	561.1	580.1
Senior Preferred Stock (Redeemable), 3,000,000 shares authorized, 1,200,000 shares issued and outstanding at end of 2004	—	106.4

Total long-term debt	561.1	686.5
Deferred tax liabilities	98.8	33.6
Other long-term liabilities	8.2	9.5

Total liabilities	808.0	894.7

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 1,000 shares authorized; issued and outstanding at end of 2004	—	—
Class A common stock, $0.01 par value; 2,000 shares authorized; 1,001 shares issued and outstanding at end of 2005	—	—
Class B common stock, $0.01 par value; 100 shares authorized; 71.32 shares issued and outstanding at end of 2005	—	—
Additional paid-in-capital	303.1	115.7
Accumulated other comprehensive income (loss)	(1.0)	62.7
Accumulated deficit	(0.8)	(171.2)

Total stockholders’ equity	301.3	7.2

Total liabilities and stockholders’ equity	$1,109.3	$901.9

DOANE PET CARE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)

	Year ended
	Successor	Predecessor
	Period	Period
	October 24	January 2
	through	through	Combined
	December 31,	October 23,	basis	Predecessor
	2005	2005	2005	2004
	(audited)	(audited)	(unaudited)	(audited)
Cash flows from operating activities:
Net loss	$(0.8)	$(43.9)	$(44.7)	$(45.6)
Items not requiring (providing) cash:
Depreciation	7.5	28.5	36.0	35.0
Amortization	2.3	3.5	5.8	5.3
Deferred income tax expense	0.2	3.6	3.8	4.4
Equity in joint ventures	(0.3)	(0.4)	(0.7)	(1.0)
Non-cash interest expense	0.9	18.3	19.2	20.2
Debt extinguishments	—	—	—	4.1
Asset impairments	—	6.1	6.1	0.2
Transaction costs	—	22.4	22.4	—
Changes in current assets and liabilities	(3.3)	(7.7)	(11.0)	(1.3)

Net cash provided by operating activities	6.5	30.4	36.9	21.3

Cash flows from investing activities:
Capital expenditures	(8.9)	(17.2)	(26.1)	(18.9)
Proceeds from sale of assets	0.3	0.1	0.4	0.9
Other, net	(0.4)	(1.4)	(1.8)	(2.1)

Net cash used in investing activities	(9.0)	(18.5)	(27.5)	(20.1)

Cash flows from financing activities:
Net repayments under revolving credit agreements	—	—	—	(16.0)
Proceeds from issuance of senior credit facilities	160.0	—	160.0	195.0
Proceeds from issuance of 10⅝% senior subordinated notes	150.8	—	150.8	—
Other proceeds from issuance of long-term debt	—	—	—	13.1
Repayments on long-term debt related to Transactions	(471.0)	—	(471.0)	—
Other repayments on long-term debt	(0.9)	(2.6)	(3.5)	(185.5)
Payments for debt issuance costs	(9.1)	(1.9)	(11.0)	(8.4)
Proceeds from issuance of equity	298.3	—	298.3	—
Distribution to equity holders	(127.2)	—	(127.2)	—
Payments of Transaction costs	(25.8)	—	(25.8)	—

Net cash used in financing activities	(24.9)	(4.5)	(29.4)	(1.8)

Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.5)	(0.6)	0.1

Increase (decrease) in cash and cash equivalents	(27.5)	6.9	(20.6)	(0.5)
Cash and cash equivalents, beginning of period	35.7	28.8	28.8	29.3

Cash and cash equivalents, end of period	$8.2	$35.7	$8.2	$28.8

Note: The information contained in the column titled “Combined Basis 2005” is a Non-GAAP presentation. Please refer to the narrative section above titled “Note to Financial Statements and Supplemental Data Presentations” for further information.

DOANE PET CARE COMPANY AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND
CASH FLOWS FROM OPERATIONS
(Dollars in Millions)
(Unaudited)

	Fourth quarter
	Successor	Predecessor
	Period	Period
	October 24	October 2
	through	through	Combined
	December 31,	October 23,	basis	Predecessor
	2005	2005	2005	2004
Net loss	$(0.8)	$(24.5)	$(25.3)	$(4.8)
Adjustments to net loss:
Interest expense, net	11.2	4.8	16.0	18.3
Income tax expense	1.1	0.3	1.4	1.2
Depreciation	7.5	2.0	9.5	9.5
Amortization	2.3	0.3	2.6	1.2
SFAS 133 (gain) loss	0.8	0.8	1.6	(4.4)
Inventory fair value adjustment	1.8	—	1.8	—
Debt extinguishments	—	—	—	4.1
Transaction costs	—	21.7	21.7	—
Other operating expenses (income), net	(0.6)	0.3	(0.3)	0.7

Adjusted EBITDA	23.3	5.7	29.0	25.8
Changes in current assets and liabilities	(3.3)	27.8	24.5	12.0
Adjustments to net loss which are changes in current assets and liabilities:
Change in interest payable	1.1	(3.5)	(2.4)	(1.1)
Change in income taxes payable	(0.6)	—	(0.6)	—
SFAS 133 gain (loss)	(0.8)	(0.8)	(1.6)	4.4
Inventory fair value adjustment	(1.8)	—	(1.8)	—
Transaction costs payable	—	(21.4)	(21.4)	—
Other operating income (expenses), net	(0.4)	1.1	0.7	0.3
Adjustments to net loss which (require) provide cash:
Interest paid	(11.4)	—	(11.4)	(11.9)
Income taxes received (paid)	(0.3)	0.1	(0.2)	—
Transaction costs paid	—	(0.3)	(0.3)	—
Other operating income (expenses), net, received (paid)	1.0	(1.4)	(0.4)	(1.2)
Equity in joint ventures	(0.3)	(0.1)	(0.4)	(0.3)

Net cash provided by operating activities	$6.5	$7.2	$13.7	$28.0

Note: The information contained in the column titled “Combined Basis 2005” is a Non-GAAP presentation. Please refer to the narrative section above titled “Note to Financial Statements and Supplemental Data Presentations” for further information.

DOANE PET CARE COMPANY AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND
CASH FLOWS FROM OPERATIONS
(Dollars in Millions)
(Unaudited)

	Year ended
	Successor	Predecessor
	Period	Period
	October 24	January 2
	through	through	Combined
	December 31,	October 23,	basis	Predecessor
	2005	2005	2005	2004
Net loss	$(0.8)	$(43.9)	$(44.7)	$(45.6)
Adjustments to net loss:
Interest expense, net	11.2	61.9	73.1	72.9
Income tax expense	1.1	4.1	5.2	5.1
Depreciation	7.5	28.5	36.0	35.0
Amortization	2.3	3.5	5.8	5.3
SFAS 133 (gain) loss	(0.8)	(1.5)	(0.7)	2.1
Inventory fair value adjustment	1.8	—	1.8	—
Debt extinguishments	—	—	—	4.1
Transaction costs	—	23.4	23.4	0.3
Other operating expenses (income), net	(0.6)	5.3	4.7	6.7

Adjusted EBITDA	23.3	81.3	104.6	85.9
Changes in current assets and liabilities	(3.3)	14.7	11.4	(1.3)
Adjustments to net loss which are changes in current assets and liabilities:
Change in interest payable	1.1	(1.3)	(0.2)	(0.1)
Change in income taxes payable	(0.6)	(0.2)	(0.8)	0.2
SFAS 133 gain (loss)	0.8	1.5	0.7	(2.1)
Inventory fair value adjustment	(1.8)	—	(1.8)	—
Transaction costs payable	—	(22.4)	(22.4)	—
Other operating income (expenses), net	(0.4)	(1.4)	(1.8)	0.6
Adjustments to net loss which (require) provide cash:
Interest paid	(11.4)	(42.3)	(53.7)	(52.6)
Income taxes paid	(0.3)	(0.3)	(0.6)	(0.9)
Transaction costs paid	—	(1.0)	(1.0)	(0.3)
Other operating income (expenses), net, received (paid)	1.0	2.2	3.2	(7.1)
Equity in joint ventures	(0.3)	(0.4)	(0.7)	(1.0)

Net cash provided by operating activities	$6.5	$30.4	$36.9	$21.3

Note: The information contained in the column titled “Combined Basis 2005” is a Non-GAAP presentation. Please refer to the narrative section above titled “Note to Financial Statements and Supplemental Data Presentations” for further information.

# # #